
<ARTICLE> 5
<LEGEND>
This Financial Data Schedule contains summary financial information extracted from the Consolidated Financial Statements (Unaudited) of Pogo Producing
Company, including the Consolidated Balance Sheets as of June 30, 1997 and the Consolidated Statements of Income for the three months ended June 30, 1997, and is qualified in its entirety by reference to such Consolidated Financial Statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1997
<CASH>                                          23,505
<SECURITIES>                                         0
<RECEIVABLES>                                   76,791
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                     14,145
<CURRENT-ASSETS>                               115,542
<PP&E>                                       1,304,047
<DEPRECIATION>                                 861,875
<TOTAL-ASSETS>                                 585,022
<CURRENT-LIABILITIES>                           46,336
<BONDS>                                        338,205
<COMMON>                                        33,396
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      95,217
<TOTAL-LIABILITY-AND-EQUITY>                   585,022
<SALES>                                        136,595<F2>
<TOTAL-REVENUES>                               138,054
<CGS>                                           28,488<F3>
<TOTAL-COSTS>                                   28,488<F3>
<OTHER-EXPENSES>                                68,794<F4>
<LOSS-PROVISION>                                     0<F5>
<INTEREST-EXPENSE>                               9,831
<INCOME-PRETAX>                                 33,700
<INCOME-TAX>                                    11,708
<INCOME-CONTINUING>                             21,992
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    21,992
<EPS-PRIMARY>                                      .64
<EPS-DILUTED>                                      .62

<F1>This amount is not disclosed on the face of the Consolidated
Financial Statements due to lack of materiality, but is included as a contra-asset in Accounts Receivable.
<F2>Does not include Gains (or Losses) on Property Sales.
<F3>Includes Lease Operating Expense, but excludes General and
Administrative, Exploration, Dry Hole and Impairment and Depreciation, Depletion and Amortization Expenses.
<F4>Includes General and Administrative, Exploration, Dry Hole and
Impairment and Depreciation, Depletion and Amortization Expenses.
<F5>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included in Oil and Gas
Revenues.

